     EXHIBIT 24.1
WABASH NATIONAL CORPORATION
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Wabash National Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint Richard J. Giromini and Robert J. Smith, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the Wabash National Corporation 2007 Omnibus Incentive Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Date	Name	Title

February 27, 2007	/s/ Richard J. Giromini	President, Chief Executive Officer and Director

Richard J. Giromini

February 27, 2007	/s/ Martin C. Jischke	Chairman of the Board of Directors

Dr. Martin C. Jischke

February 27, 2007	/s/ David C. Burdakin	Director

David C. Burdakin

February 26, 2007	/s/ William P. Greubel	Director

William. P. Greubel

February 26, 2007	/s/ J.D. (Jim) Kelly	Director

J.D. (Jim) Kelly

February 27, 2007	/s/ Stephanie K. Kushner	Director

Stephanie K. Kushner

February 27, 2007	/s/ Larry J. Magee	Director

Larry J. Magee

February 27, 2007	/s/ Scott K. Sorensen	Director

Scott K. Sorensen

February 27, 2007	/s/ Ronald L. Stewart	Director

Ronald L. Stewart